RECD AUG 1 9 2021 RECEIVED AUG 1 9 2021

CIV-100

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name, State Bar number, and address):
Richard Coberly SB #242093
The Law Office of Richard Coberly
969 South Village Oaks Drive Suite #105
Covina, California 91724
TELEPHONE NO.: (626) 339-9484 FAX NO. (Optional): (626) 608-2998
E-MAIL ADDRESS (Optional): richardcoberly@yahoo.com
ATTORNEY FOR (Name): Gregory Manos

FOR COURT USE ONLY

FILED
SUPERIOR COURT OF CALIFORNIA
COUNTY OF RIVERSIDE
AUG 1 9 2021
S. Acosta

AUG 3 0 2021

SUPERIOR COURT OF CALIFORNIA, COUNTY OF Riverside
STREET ADDRESS: 4050 Main Street
MAILING ADDRESS: 4050 Main Street
CITY AND ZIP CODE: Riverside 92501
BRANCH NAME: Riverside Historic Courthouse

PLAINTIFF/PETITIONER: Gregory Manos

DEFENDANT/RESPONDENT: Active et al

REQUEST FOR (Application) ☐ Entry of Default ☐ Clerk's Judgment ☑ Court Judgment

CASE NUMBER: RIC1513961

1. TO THE CLERK: On the complaint or cross-complaint filed
   a. on *(date)*: November 24, 2015
   b. by *(name)*: Gregory Manos
   c. ☐ Enter default of defendant *(names)*:
   d. ☑ I request a court judgment under Code of Civil Procedure sections 585(b), 585(c), 989, etc., against defendant *(names)*: Active Health Foods, Inc., George David George, Anubis Capital Partners

      (Testimony required. Apply to the clerk for a hearing date, unless the court will enter a judgment on an affidavit under Code Civ. Proc., § 585(d).)
   e. ☐ Enter clerk's judgment
      (1) ☐ for restitution of the premises only and issue a writ of execution on the judgment. Code of Civil Procedure section 1174(c) does not apply. (Code Civ. Proc., § 1169.)
      ☐ Include in the judgment all tenants, subtenants, named claimants, and other occupants of the premises. The *Prejudgment Claim of Right to Possession* was served in compliance with Code of Civil Procedure section 415.46.
      (2) ☐ under Code of Civil Procedure section 585(a). *(Complete the declaration under Code Civ. Proc., § 585.5 on the reverse (item 5).)*
      (3) ☐ for default previously entered on *(date)*:

2. **Judgment to be entered.**

	Amount	Credits acknowledged	Balance
a. Demand of complaint	$ 344,000.00	$ 30,000.00	$ 314,000.00
b. Statement of damages *			
(1) Special	$ 0	$ 0	$ 0
(2) General	$ 0	$ 0	$ 0
c. Interest	$ 0	$ 0	$ 0
d. Costs *(see reverse)*	$ 1,285.00	$ 0	$ 1,285.00
e. Attorney fees	$ 0	$ 0	$ 0
f. **TOTALS**	$ 345,285.00	$ 30,000.00	$ 315,285.00

   g. **Daily damages** were demanded in complaint at the rate of: $ per day beginning *(date)*:
   (Personal injury or wrongful death actions; Code Civ. Proc., § 425.11.)*

3. ☐ *(Check if filed in an unlawful detainer case)* **Legal document assistant or unlawful detainer assistant** information is on the reverse *(complete item 4)*.

Date: March 15, 2021

Richard Coberly
(TYPE OR PRINT NAME)

(SIGNATURE OF PLAINTIFF OR ATTORNEY FOR PLAINTIFF)

FOR COURT USE ONLY
(1) ☑ Default entered as requested on *(date)*: 10/9/18, 8/1/19, & 2/2/17
(2) ☐ Default NOT entered as requested *(state reason)*:

Clerk, by S. Acosta, Deputy

Form Adopted for Mandatory Use
Judicial Council of California
CIV-100 [Rev. January 1, 2007]

REQUEST FOR ENTRY OF DEFAULT
(Application to Enter Default)

Code of Civil Procedure, §§ 585-587, 1169
www.courtinfo.ca.gov

PLAINTIFF/PETITIONER: Gregory Manos	CASE NUMBER:
DEFENDANT/RESPONDENT: Active et al	RIC1513961

. **Legal document assistant or unlawful detainer assistant (Bus. & Prof. Code, § 6400 et seq.).** A legal document assistant or unlawful detainer assistant ☐ did ☐ did not for compensation give advice or assistance with this form. *(If declarant has received any help or advice for pay from a legal document assistant or unlawful detainer assistant, state):*

a. Assistant's name:
b. Street address, city, and zip code:
c. Telephone no.:
d. County of registration:
e. Registration no.:
f. Expires on *(date):*

5. ☑ **Declaration under Code of Civil Procedure Section 585.5** *(required for entry of default under Code Civ. Proc., § 585(a)).* This action
   a. ☐ is ☑ is not on a contract or installment sale for goods or services subject to Civ. Code, § 1801 et seq. (Unruh Act).
   b. ☐ is ☑ is not on a conditional sales contract subject to Civ. Code, § 2981 et seq. (Rees-Levering Motor Vehicle Sales and Finance Act).
   c. ☐ is ☑ is not on an obligation for goods, services, loans, or extensions of credit subject to Code Civ. Proc., § 395(b).

6. **Declaration of mailing (Code Civ. Proc., § 587).** A copy of this *Request for Entry of Default* was
   a. ☐ **not mailed** to the following defendants, whose addresses are **unknown** to plaintiff or plaintiff's attorney *(names):*
   b. ☑ **mailed** first-class, postage prepaid, in a sealed envelope addressed to each defendant's attorney of record or, if none, to each defendant's last known address as follows:
      (1) Mailed on *(date):* March 15, 2021
      (2) To *(specify names and addresses shown on the envelopes):* Active Health Foods, Inc. 10120 South Eastern Avenue Suite #130 Henderson Nevada 89052, George David George 109 Cavalry Drive Franklin, Tennessee 37064, Anubis Capital Partners 2550 Midway Road Suite #198 Carrollton, Texas 75006

I declare under penalty of perjury under the laws of the State of California that the foregoing items 4, 5, and 6 are true and correct.

Date: March 15, 2021

Richard Coberly
(TYPE OR PRINT NAME)
► [signature]
(SIGNATURE OF DECLARANT)

7. **Memorandum of costs** *(required if money judgment requested).* Costs and disbursements are as follows (Code Civ. Proc., § 1033.5):

a.	Clerk's filing fees	$ 435.00
b.	Process server's fees	$ 400.00
c.	Other *(specify):*	$
d.	Clerical	$ 450.00
e.	**TOTAL**	$ 1,285.00

   f. ☐ Costs and disbursements are waived.
   g. I am the attorney, agent, or party who claims these costs. To the best of my knowledge and belief this memorandum of costs is correct and these costs were necessarily incurred in this case.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date: Maech 15, 2021

Richard Coberly
(TYPE OR PRINT NAME)
► [signature]
(SIGNATURE OF DECLARANT)

8. ☐ **Declaration of nonmilitary status** *(required for a judgment).* No defendant named in item 1c of the application is in the military service so as to be entitled to the benefits of the Servicemembers Civil Relief Act (50 U.S.C. App. § 501 et seq.).

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date: March 15, 2021

Richard Coberly
(TYPE OR PRINT NAME)
► [signature]
(SIGNATURE OF DECLARANT)

RECEIVED AUG 19 2021

JUD-100

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name, state bar number, and address):
Richard Coberly SBN 242093
Law Office of Richard Coberly
969 South Village Oaks Drive Suite #105
Covina, California 91724
TELEPHONE NO.: (626) 339-9484 FAX NO. (Optional):
E-MAIL ADDRESS (Optional): richardcoberly@yahoo.com
ATTORNEY FOR (Name): Gregory Manos

FOR COURT USE ONLY

FILED
SUPERIOR COURT OF CALIFORNIA
COUNTY OF RIVERSIDE
SEP 15 2021
S. Acosta

SUPERIOR COURT OF CALIFORNIA, COUNTY OF Riverside
STREET ADDRESS: 4050 Main Street
MAILING ADDRESS: 4050 Main Street
CITY AND ZIP CODE: Riverside CA 92501
BRANCH NAME: Riverside Historic Courthouse

PLAINTIFF: Gregory Manos

DEFENDANT: Active et al.

JUDGMENT

[ ] By Clerk [X] By Default [ ] After Court Trial
[X] By Court [ ] On Stipulation [ ] Defendant Did Not Appear at Trial

CASE NUMBER: RIC1513961

AUG 30 2021

SEP 16 2021

JUDGMENT

1. [X] **BY DEFAULT**
   a. Defendant was properly served with a copy of the summons and complaint.
   b. Defendant failed to answer the complaint or appear and defend the action within the time allowed by law.
   c. Defendant's default was entered by the clerk upon plaintiff's application.
   d. [ ] **Clerk's Judgment** (Code Civ. Proc., § 585(a)). Defendant was sued only on a contract or judgment of a court of this state for the recovery of money.
   e. [X] **Court Judgment** (Code Civ. Proc., § 585(b)). The court considered
      (1) [ ] plaintiff's testimony and other evidence.
      (2) [X] plaintiff's written declaration (Code Civ. Proc., § 585(d)).

2. [ ] **ON STIPULATION**
   a. Plaintiff and defendant agreed (stipulated) that a judgment be entered in this case. The court approved the stipulated judgment and
   b. [ ] the signed written stipulation was filed in the case.
   c. [ ] the stipulation was stated in open court [ ] the stipulation was stated on the record.

3. [ ] **AFTER COURT TRIAL.** The jury was waived. The court considered the evidence.
   a. The case was tried on *(date and time)*:
   before *(name of judicial officer)*:
   b. Appearances by:
      [ ] Plaintiff *(name each)*:
      (1)
      (2)
      [ ] Continued on Attachment 3b.
      [ ] Plaintiff's attorney *(name each)*:
      (1)
      (2)
      [ ] Defendant *(name each)*:
      (1)
      (2)
      [ ] Continued on Attachment 3b.
      [ ] Defendant 's attorney *(name each)*:
      (1)
      (2)
   c. [ ] Defendant did not appear at trial. Defendant was properly served with notice of trial.
   d. [ ] A statement of decision (Code Civ. Proc., § 632) [ ] was not [ ] was requested.

PLAINTIFF: Gregory Manos DEFENDANT: Active et al.	CASE NUMBER: RIC1513961

JUDGMENT IS ENTERED AS FOLLOWS BY: ☑ THE COURT ☐ THE CLERK

4. ☐ **Stipulated Judgment.** Judgment is entered according to the stipulation of the parties.

5. **Parties.** Judgment is

a. ☑ for plaintiff *(name each):*
Gregory Manos
and against defendant *(names):* Active Health Foods, Inc., George David George, and Anubis Capital Partners
☐ Continued on Attachment 5a.

b. ☐ for defendant *(name each):*

c. ☐ for cross-complainant *(name each):*
and against cross-defendant *(name each):*
☐ Continued on Attachment 5c.

d. ☐ for cross-defendant *(name each):*

6. **Amount.**

a. ☑ Defendant named in item 5a above must pay plaintiff on the complaint:

(1)	☑	Damages	$314,000.00
(2)	☑	Prejudgment interest at the annual rate of %	$0.00
(3)	☐	Attorney fees	$
(4)	☑	Costs	$1,285.00
(5)	☐	Other *(specify)*:	$
(6)		**TOTAL**	$315,285.00

c. ☐ Cross-defendant named in item 5c above must pay cross-complainant on the cross-complaint:

(1)	☐	Damages	$
(2)	☐	Prejudgment interest at the annual rate of %	$
(3)	☐	Attorney fees	$
(4)	☐	Costs	$
(5)	☐	Other *(specify)*:	$
(6)		**TOTAL**	$0.00

b. ☐ Plaintiff to receive nothing from defendant named in item 5b.
☐ Defendant named in item 5b to recover costs $
☐ and attorney fees $

d. ☐ Cross-complainant to receive nothing from cross-defendant named in item 5d.
☐ Cross-defendant named in item 5d to recover costs $
☐ and attorney fees $

7. ☑ Other *(specify):* The Court grants Plaintiff [...]t Control over Active Health Foods, Inc. and that it be Returned in FULL to Gregory Manos.
See Plaintiff's Exhibit 'A', Stock Purchase Agreement, Page 3, Article 4, at 4.2 states: "If this Stock Purchase Agreement is NOT VALIDATED (Payment was Never Received) than the entire transaction will be VOIDED and the Management and Control of Active Health Foods, Inc. will be RETURNED TO GREGORY MANOS.

Date: 9/14/21 ☐ _[signature]_ CHAD W. FIRETAG
JUDICIAL OFFICER

Date: ☐ Clerk, by ______________________, Deputy

CLERK'S CERTIFICATE *(Optional)*

(SEAL)

I certify that this is a true copy of the original judgment on file in the court.

Date:

Clerk, by ______________________, Deputy